Exhibit 10.1

PORTIONS OF INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN EXCLUDED FROM THIS AGREEMENT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. EXCLUDED INFORMATION IS MARKED AS [***] BELOW.

BOARD REPRESENTATION AND OBSERVATION AGREEMENT

September 13, 2023

This Board Representation and Observation Agreement (this “Agreement”) dated as of September 13, 2023, by and among Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), Kimbell Royalty GP, LLC, a Delaware limited liability company (the “General Partner”), Kimbell GP Holdings, LLC a Delaware limited liability company (“Kimbell Holdings” and, together with the Partnership and the General Partner, the “Kimbell Entities”), and Apollo Accord+ Aggregator A, L.P., Apollo Accord V Aggregator A, L.P., Apollo Defined Return Aggregator A, L.P., Apollo Calliope Fund, L.P., Apollo Excelsior, L.P., Apollo Credit Strategies Master Fund Ltd., Apollo Atlas Master Fund, LLC, Apollo Union Street SPV, L.P., Host Plus PTY Limited - Accord, Apollo Delphi Fund, L.P., Apollo Royalties Fund I, L.P., AHVF (AIV), L.P., AHVF Intermediate Holdings, L.P., AHVF TE/892/QFPF (AIV), L.P., ACMP Holdings, LLC and AA Direct L.P. (such entities listed after the Kimbell Entities, each, a “Purchaser” and collectively, the “Purchasers”). The Kimbell Entities and the Purchasers are herein referred to as the “Parties” or, individually, as a “Party.” Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 18, 2022, as amended by that certain Amendment No. 1, dated as of the date hereof (as further amended, supplemented and restated from time to time, the “Partnership Agreement”).

RECITALS:

A.       Pursuant to, and subject to the terms and conditions of, the Series A Preferred Unit Purchase Agreement, dated as of August 2, 2023, by and among the Partnership and the Purchasers (the “Purchase Agreement”), the Partnership has agreed to issue and sell Series A Cumulative Convertible Preferred Units representing limited partner interests in the Partnership (the “Preferred Units”) to the Purchasers;

B.       As part of the inducement for the Purchasers and Partnership to enter into the transactions contemplated by the Purchase Agreement, the Purchasers are required to deliver a copy of this Agreement, duly executed by the Purchasers, contemporaneously with the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), and the Partnership is required to deliver a copy of this Agreement, duly executed by the Kimbell Entities, contemporaneously with the Closing; and

C.       Each Kimbell Entity has determined it to be in its own best interest, and the best interests of the Partnership, to enter into this Agreement to provide for the appointment by the holder(s) of Preferred Units of observers and directors to the Board of Directors of the General Partner (the “Board”), subject to the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereto agree as follows.

1.	Board Observation Rights.

(a)               Beginning on the fifth anniversary of the date on which the Closing occurs (the “Closing Date”), and for so long as any Preferred Units remain Outstanding (the “Observation Period”), the Kimbell Entities hereby grant the holder(s) of the Outstanding Preferred Units the option and right to appoint (the “Observer Appointment Right”) a representative to attend all meetings of the Board (both regular and special) and any committee thereof (other than the Conflicts Committee), and, except as set forth herein, receive all deliverables provided to the Board and any committee thereof (such representative, the “Board Observer”). The Board Observer shall not constitute a member of the Board and shall not be entitled to vote on, or consent to, any matters presented to the Board.

(b)               To exercise the Observer Appointment Right, the Preferred Unitholder Representative (defined below) shall deliver written notice to the General Partner affirmatively appointing a representative to be the Board Observer. Upon delivery by the Preferred Unitholder Representative, and until the earliest of (i) the resignation or death of such individual serving as the Board Observer, (ii) the removal of such individual serving as the Board Observer by the Preferred Unitholders, as evidenced by a written notice delivered by the Preferred Unitholder Representative to the General Partner or (iii) the end of the Observation Period, such representative shall be the Board Observer. The Purchasers agree to use commercially reasonable efforts to appoint and maintain Mr. Daniel Vogel as the Board Observer so long as he is employed by any of the Purchasers or their respective Affiliates in a capacity substantially similar to his position as of the date of this Agreement; provided that (i) the foregoing shall not apply at any time that Mr. Vogel is a Preferred Director and (ii) the Preferred Unitholder Representative may, from time to time, appoint a temporary representative to attend any Board or Committee meeting in place of Mr. Vogel as a Board Observer if he is not reasonably able to attend any such meeting. Subject to the preceding sentence, the holder(s) of Outstanding Preferred Units may remove or change the individual serving as the Board Observer for any reason, with or without cause. If for any reason, the individual serving as the Board Representative is removed or otherwise ceases to serve as the Board Representative, the holder(s) of the Outstanding Preferred Units may, by written notice from the Preferred Unitholder Representative in accordance with this Section 1(b), appoint a new Board Observer during the Observation Period.

(c)               The General Partner shall (i) provide the Board Observer written notice of each meeting of the Board (both regular and special) and each meeting of any committee thereof (other than the Conflicts Committee), at the same time and in the same manner as notice is given to the members of the Board or members of the applicable committee, (ii) provide the Board Observer with copies of all written materials and other information (including, without limitation, copies of minutes of meetings or written consents of the full Board) given to the members of the Board or members of the applicable committee thereof (other than the Conflicts Committee) in connection with such meetings, or in connection with actions taken by written consent, in each case, at the same time such materials and information are furnished to such members of the Board or committee thereof, as applicable, whether or not the Board Observer is attending such meeting, and (iii) provide the Board Observer with all rights to attend (whether in person or by telephone or other means of electronic communication as provided to each other member of the Board or committee thereof (other than the Conflicts Committee), as applicable) such meetings of the Board and any committee thereof. Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Kimbell Entities reserve the right to exclude the Board Observer from access to any material or meeting or portion thereof if the Board reasonably determines, in good faith after consultation with outside counsel, that such access would (i) prevent the members of the Board from engaging in attorney-client privileged communication or (ii) result in a conflict of interest with the Partnership (other than a conflict of interest with respect to the Purchasers’ or any other holder of Preferred Unit’s ownership interest in the Partnership or rights under the Partnership Agreement or this Agreement); provided, that such exclusion shall be limited to the portion of the material or meeting that is the basis for such exclusion and shall not extend to any portion of the material or meeting that does not involve or pertain to such exclusion.

(d)               The Board Observer shall agree to maintain the confidentiality of all non-public information and proceedings of the Board and any committee of the Board and to enter into, comply with, and be bound by, in all respects, the terms and conditions of a confidentiality agreement, substantially in the form attached hereto as Annex A (the “Confidentiality Agreement”). The Purchasers shall be responsible for any breach by the Board Observer of the Confidentiality Agreement and for the breach by any Permitted Recipient (as defined in the Confidentiality Agreement) of their confidentiality obligations.

2.	Board Appointment Rights.

(a)               At any point in time at which an Event of Default (as defined below) is occurring and for so long as it continues, or otherwise beginning on the sixth anniversary of the Closing Date for so long as any of the Preferred Units remain Outstanding (the “Initial Designation Period”), the Kimbell Entities hereby grant the holder(s) of the Outstanding Preferred Units the option and right to appoint (the “Initial Director Appointment Right”) one director to the Board (such person, the “Initial Director”), subject to Section 2(d). Beginning on the seventh anniversary of the Closing Date and for so long as any of the Preferred Units remain Outstanding (together with the Initial Designation Period, the “Designation Periods”) the Kimbell Entities hereby grant the holder(s) of all Outstanding Preferred Units, the option and right to appoint (the “Additional Director Appointment Right” and together with the Initial Director Appointment Right, the “Director Appointment Rights” and each individually, a “Director Appointment Right”) two additional directors to the Board (i.e., three directors to the Board in total) (such persons, the “Additional Directors” and together with the Initial Director, the “Preferred Directors” and each individually, a “Preferred Director”), subject to Section 2(d).

(b)               For purposes of this Agreement, an “Event of Default” shall occur at any time, and from time to time, when the Partnership (i) fails to pay in full, in cash and when due, any Series A Quarterly Distribution that is required to be paid after the Initial Accrual Period, or (ii) materially breaches any of its covenants in the Partnership Agreement, subject to the cure period set forth therein, and the Distribution Rate is increased to 20% pursuant to the Partnership Agreement, and shall continue until any accrued and unpaid distributions are paid in full and such breach is no longer ongoing.

(c)               To exercise a Director Appointment Right, the Preferred Unitholder Representative shall deliver written notice (a “Designation Notice”) to the General Partner affirmatively appointing one or more, as applicable in accordance with such Director Appointment Right, Preferred Directors. Subject to Section 2(d), upon delivery by the Preferred Unitholder Representative of a Designation Notice, and until the earliest of (i) the resignation or death of any such individual serving as a Preferred Director, (ii) the removal of any such individual serving as the Preferred Directors by the Preferred Unitholders, as evidenced by a written notice delivered by the Preferred Unitholder Representative to the General Partner or (iii) the end of the applicable Designation Period, such representative shall be a Preferred Director. The Purchasers agree to use commercially reasonable efforts to appoint and maintain Mr. Vogel as the Initial Director so long as he is employed by any of the Purchasers or their respective Affiliates in a capacity substantially similar to his position as of the date of this Agreement; provided that the Preferred Unitholder Representative may, from time to time, appoint a temporary representative to attend any Board or Committee meeting in place of Mr. Vogel as the Initial Director if he is not reasonably able to attend any such meeting. Subject to the preceding sentence, the holder(s) of Outstanding Preferred Units may remove or change any individual serving as a Preferred Director for any reason, with or without cause. If for any reason, an individual serving as a Preferred Director is removed or otherwise ceases to serve as a Preferred Director, the holder(s) of the Outstanding Preferred Units may, by written notice from the Preferred Unitholder Representative in accordance with this Section 2(c), appoint a new Preferred Director, or Preferred Directors, as applicable, during the relevant Designation Period.

(d)               If, upon the General Partner’s receipt of a Designation Notice, the General Partner determines in its reasonable judgment that any such individual nominated to be a Preferred Director (i) is prohibited from serving as a director on the Board pursuant to any rule or regulation of the Commission or any national securities exchange on which the Partnership’s Common Units are then listed or admitted to trading or (ii) is an employee or director of any Competitor (as defined below), the General Partner may reject the appointment of such individual as a Preferred Director and shall promptly deliver to the Preferred Unitholder Representative a written statement describing the circumstances pursuant to which such individual is prohibited from serving as a director on the Board (a “Qualification Statement”). If a Qualification Statement in respect of an individual nominated to be a Preferred Director is not delivered to the Preferred Unitholder Representative by the General Partner within five Business Days after the date the applicable Designation Notice is delivered to the General Partner, then the Kimbell Entities shall take all actions necessary or advisable to cause such nominated individual to be added to the Board as a Preferred Director. For the avoidance of doubt, upon exercising the Initial Director Appointment Right, the size of the Board will be increased by one person and upon exercising the Additional Director Appointment Right for both additional Preferred Directors, the size of the Board will be increased by two additional persons, and in total, there will be three Preferred Directors. For purposes of this Agreement, the term “Competitor” shall mean any person or entity that owns and acquires mineral and royalty interests as its primary business or otherwise engages in a similar business as the Partnership, but does not include (i) private equity funds or similar investment funds such as Apollo Capital Management, L.P. and its Affiliates, or (ii) any person or entity who engages in the upstream oil and gas exploration and production business as its primary business.

(e)               While serving on the Board, each Preferred Director shall be entitled to the same number of votes on any matter as each other member of the Board and shall be entitled to vote on all matters, including any matter on which independent members of the Board are entitled to vote (unless prohibited by the rules and regulations of the Commission or any national securities exchange on which the Partnership’s Common Units are listed or admitted to trading and except for matters submitted to the Conflicts Committee). Notwithstanding any rights to be granted or provided to a Preferred Director hereunder or in the Partnership Agreement or the First Amended and Restated Limited Liability Company Agreement of the General Partner, dated February 8, 2017, as amended from time to time (the “GP LLC Agreement”), the General Partner may exclude any Preferred Director from access to any Board or committee meeting, materials or information (including materials with respect to any written consent), or any portion thereof, if the Conflicts Committee (as defined in the GP LLC Agreement) determines, in good faith, that including such Preferred Director in such meeting or distribution of materials and other information would reasonably be expected to result in a conflict of interest with the Partnership (other than a conflict of interest with respect to any Purchaser’s or any other holder of Preferred Unit’s ownership interest in the Partnership or rights under the Partnership Agreement or this Agreement); provided, that such exclusion shall be limited to the portion of the Board or committee meeting, material or information that is the basis for such exclusion and shall not extend to any portion of the Board or committee meeting, material or information that does not involve or pertain to such exclusion. Subject to the preceding sentence, for the avoidance of doubt, the Preferred Directors will receive the same information provided to other members of the Board, at the same time as such information is provided to other similarly situated members of the Board and including monthly information packages, as well as being provided with reasonable access to management and shall be entitled to all other rights and benefits provided to the other similarly situated members of the Board pursuant to the GP LLC Agreement and the General Partner’s policies applicable to other directors on the Board.

3.                  Preferred Unitholder Representative. The holders of the Outstanding Preferred Units, acting with the affirmative vote of the holders of Outstanding Preferred Units holding the Series A Required Voting Percentage, shall appoint a Person to serve as a representative for purposes of delivering and receiving notices under this Agreement (such Person, the “Preferred Unitholder Representative”). The initial Preferred Unitholder Representative, effective as of the date of this Agreement, shall be Apollo Management Holdings, L.P. Upon written notice to the Partnership, the holders of the Outstanding Preferred Units may change the Preferred Unitholder Representative.

4.                  Limitation of Liability; Indemnification; Business Opportunities.

(a)               The Board Observer shall have (i) no fiduciary duty to any Kimbell Entity or any owner thereof (including any limited partner, general partner or member) (collectively, the “Kimbell Owners”) and (ii) no obligations to any Kimbell Entity or Kimbell Owner under this Agreement.

(b)               At all times while the Preferred Directors are serving as members of the Board, and following any such Preferred Director’s death, resignation, removal or other cessation as a director in such former Preferred Director’s capacity as a former director, the Preferred Directors shall be entitled to (i) the same modifications, restrictions and waivers of traditional fiduciary duties, (ii) the same safe harbors for resolving conflicts of interest transactions and (iii) all rights to indemnification and exculpation, in each case, as are made available to any other member of the Board as at the date hereof, together with any and all incremental rights added to any of (i), (ii) or (iii) above as are subsequently made available to any other members of the Board in their capacity as Board members.

(c)               At all times while the Board Observer and/or Preferred Directors are appointed, the Board Observer and/or Preferred Directors, as applicable, and the Purchasers and their respective Affiliates may engage in, possess an interest in, or trade in the securities of, other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Kimbell Entities, and the Kimbell Entities, the Board and their respective Affiliates shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Kimbell Entities, shall not be deemed wrongful or improper. None of any of the Board Observer or Preferred Directors or the Purchasers or their respective Affiliates shall be obligated to present any investment opportunity to the Kimbell Entities even if such opportunity is of a character that the Kimbell Entities or any of their respective subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and the Board Observer or Preferred Directors or the Purchasers or their respective Affiliates shall have the right to take for such person’s own account (individually or as a partner or fiduciary) or to recommend to others any such investment opportunity. Notwithstanding the foregoing, the Board Observer and Preferred Directors shall be subject to, and comply with, the requirement to maintain confidential information.

(d)               The Kimbell Entities shall use their best efforts to make any updates to director and officer insurance available to cover members of the Board that may be necessary to ensure the Preferred Directors are covered by such insurance.

(e)               For the avoidance of doubt, each Designated Director shall constitute an “Indemnitee” under each of the Partnership Agreement and the GP LLC Agreement.

5.	Miscellaneous.

(a)               Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights and obligations of the Parties herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.

(b)               Notices. All notices, demands, requests, consents, approvals or other communications (collectively, the “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, facsimile or electronic mail, addressed as set forth below, or to such other address as such Party shall have specified most recently by written Notice. Notice shall be deemed given one Business Day after mailed, if mailed with return receipt requested, one Business Day after sent if sent by a reputable courier service with overnight delivery, upon receipt if otherwise mailed, upon receipt of confirmation if sent with facsimile, or upon sending if sent via electronic mail; provided that if such electronic mail is sent on a non-Business Day or after 5:00 pm New York time on a Business Day, or if such receipt of confirmation (if sent with facsimile) is received on a non-Business Day or after 5:00 pm New York time on a Business Day, then delivery shall be deemed to have occurred on the next Business Day.

If to the Purchasers, to:

c/o Apollo Capital Management, L.P.
9 West 57th Street, 37th Floor
New York, New York 10019
Attention: Daniel Vogel
Email: [***]

If to the Partnership, to:

Kimbell Royalty Partners, LP
777 Taylor St., Suite 810
Fort Worth, Texas 76102
Attention: Davis Ravnaas
Email: [***]

If to the Partnership, to:

Kimbell Royalty GP, LLC
777 Taylor St., Suite 810
Fort Worth, Texas 76102
Attention: Davis Ravnaas
Email: [***]

and

If to Kimbell Holdings, to:

Kimbell GP Holdings, LLC
777 Taylor St., Suite 810
Fort Worth, Texas 76102
Attention: Davis Ravnaas
Email: [***]

(c)               Interpretation. Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. The word “or” shall not be exclusive. Whenever any determination, consent or approval is to be made or given by a Party, such action shall be in such Party’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(d)               Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(e)               Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f)                No Waiver; Modifications in Writing.

(i)           Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(ii)          Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

(g)               Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h)               Binding Effect; Assignment. The Board Observer Right and the Director Appointment Right may be assigned by a Purchaser in whole or in part to (i) its Affiliates and (ii) any subsequent holder of Preferred Units, provided that such transfer was not in violation of the Partnership Agreement or the Purchase Agreement.  Except as set forth in the preceding sentence, neither this Agreement, nor the rights and obligations of the Parties under this Agreement may be transferred or assigned, directly or indirectly whether by contract, merger, operation of law or otherwise, without the prior written consent of the other Parties. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns to the extent assigned in accordance with the terms of this Section 5(h).  Any attempt to assign this Agreement or to assign or delegate any rights and obligations under this Agreement other than in accordance with the terms of this Section 5(h) shall be null and void and of no effect.

(i)                 Third Party Beneficiary. The Kimbell Entities acknowledge and agree that the holders of the Outstanding Preferred Units are third-party beneficiaries to this Agreement and the rights and benefits created hereby, and have the right to enforce the obligations created herein.

(j)                 Independent Counsel. Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

(k)               Specific Enforcement. Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(l)                 Remedies. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity, including the remedy of specific performance pursuant to Section 5(k).

(m)             Further Assurances. Each of the Parties hereto shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other Party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.

[Signature pages follow]

KIMBELL ENTITIES:

KIMBELL GP HOLDINGS, LLC

By:	/s/ Matthew S. Daly
Name: Matthew S. Daly
Title: Chief Operating Officer

KIMBELL ROYALTY GP, LLC

By:	/s/ Matthew S. Daly
Name: Matthew S. Daly
Title: Chief Operating Officer

KIMBELL ROYALTY PARTNERS, LP

By:	Kimbell Royalty GP, LLC
its general partner

By:	/s/ Matthew S. Daly
Name: Matthew S. Daly
Title: Chief Operating Officer

[Signature page to Board Representation and Observation Agreement]

PURCHASERS:

APOLLO ACCORD+ AGGREGATOR A, L.P.

By: Apollo Accord+ Advisors, L.P., its general partner
By: Apollo Accord+ Advisors GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO ACCORD V AGGREGATOR A, L.P.

By: Apollo Accord Advisors V, L.P., its general partner
By: Apollo Accord Advisors GP V, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO DEFINED RETURN AGGREGATOR A, L.P.

By: Apollo Defined Return Advisors, L.P., its general partner
By: Apollo Defined Return Advisors GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO CALLIOPE FUND, L.P.

By: Apollo Calliope Management, LLC, its investment manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature page to Board Representation and Observation Agreement]

APOLLO EXCELSIOR, L.P.

By: Apollo Excelsior Advisors, L.P. its general partner
By: Apollo Excelsior Ultimate GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO CREDIT STRATEGIES MASTER FUND LTD.

By: Apollo ST Fund Management LLC, its investment manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO ATLAS MASTER FUND, LLC

By: Apollo Atlas Management, LLC, its investment manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO UNION STREET SPV, L.P.

By: Apollo Union Street SPV Advisors, LLC, its general partner
By: APH Holdings (DC), L.P., its managing member
By: Apollo Principal Holdings IV GP, Ltd., its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature page to Board Representation and Observation Agreement]

HOST PLUS PTY LIMITED – ACCORD

By: Apollo ST Fund Management LLC, its investment manager

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO DELPHI FUND, L.P.

By: Apollo Delphi Advisors, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

APOLLO ROYALTIES FUND I, L.P.

By: Apollo Royalties Advisors I, L.P., its general partner
By: Apollo Royalties Advisors I GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

AHVF (AIV), L.P.

By: Apollo Hybrid Value Advisors (APO DC), L.P., its General Partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature page to Board Representation and Observation Agreement]

AHVF TE/892/QFPF (AIV), L.P.

By: Apollo Hybrid Value Advisors (APO DC), L.P., its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

AHVF INTERMEDIATE HOLDINGS, L.P.

By: Apollo Hybrid Value Advisors (APO DC), L.P., its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

ACMP HOLDINGS LLC

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

AA DIRECT, L.P.

By:	AA Direct GP, LLC, its general partner
By:	Apollo Hybrid Value Advisors, L.P.,
its sole member
By:	Apollo Hybrid Value Capital Management, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature page to Board Representation and Observation Agreement]

Annex A

FORM OF CONFIDENTIALITY AGREEMENT

[●], 20[●]

Kimbell Royalty GP, LLC

Kimbell Energy Partners LP

777 Taylor Street, Suite 810

Fort Worth, Texas 76102

Attn:_________________

Dear Ladies and Gentlemen:

Pursuant to Section 2(c) of that certain Board Representation and Observation Agreement, dated as of [●], 2023 (the “Board Representation and Observation Agreement”), by and among Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), Kimbell Royalty GP, LLC, a Delaware limited liability company (the “General Partner”), Kimbell GP Holdings, LLC a Delaware limited liability company (“Kimbell Holdings” and, together with the Partnership and the General Partner, the “Kimbell Entities”), and Apollo Accord+ Aggregator A, L.P., Apollo Accord V Aggregator A, L.P., Apollo Defined Return Aggregator A, L.P., Apollo Calliope Fund, L.P., Apollo Excelsior, L.P., Apollo Credit Strategies Master Fund Ltd., Apollo Atlas Master Fund, LLC, Apollo Union Street SPV, L.P., Host Plus PTY Limited - Accord, Apollo Delphi Fund, L.P., Apollo Royalties Fund I, L.P., AHVF (AIV), L.P., AHVF Intermediate Holdings, L.P., AHVF TE/892/QFPF (AIV), L.P., ACMP Holdings, LLC and AA Direct L.P. (such entities listed after the Kimbell Entities, each, a “Purchaser” and collectively, the “Purchasers”), the Purchasers have exercised their right to appoint the undersigned as an observer (the “Board Observer”) to the board of directors of the General Partner (the “Board”), although the individual serving as the Board Observer may be changed from time to time pursuant to the terms of the Board Representation and Observation Agreement and upon such other new individual’s signing a confidentiality agreement in substantially the form hereof. The Board Observer acknowledges that at the meetings of the Board and its committees and at other times, the Board Observer may be provided with and otherwise have access to non-public information concerning the Kimbell Entities and their Affiliates. Capitalized terms used but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Board Representation and Observation Agreement. In consideration for and as a condition to the Kimbell Entities furnishing access to such information, the Board Observer hereby agrees to the terms and conditions set forth in this letter agreement (the “Agreement”):

1.        As used in this Agreement, subject to Paragraph 3 below, “Confidential Information” means any and all non-public financial or other non-public information concerning the Kimbell Entities and their Affiliates that may hereafter be disclosed to the Board Observer by the Kimbell Entities, their Affiliates or by any of their directors, officers, employees, agents, consultants, advisors or other representatives (including financial advisors, accountants or legal counsel) (the “Representatives”) of the Kimbell Entities, including all notices, minutes, consents, materials, ideas or other information (to the extent constituting information concerning the Kimbell Entities and their Affiliates that is non-public financial or other non-public information) provided to the Board Observer.

Annex A - 1

2.        Except to the extent permitted by this Paragraph 2 or by Paragraph 3 or Paragraph 4 below, the Board Observer shall keep such Confidential Information strictly confidential; provided, that the Board Observer may share Confidential Information with the Purchasers or the Purchasers’ respective Affiliates and such Affiliates’ directors, officers, employees, advisory committee members, investment committee members, limited partners, investors and legal counsel (the “Permitted Recipients”) (it being understood that the Persons to whom such disclosure is made shall be subject to the terms of that certain Confidentiality Agreement between the Partnership and Apollo Capital Management, L.P., dated July 24, 2023, to the extent such terms are applicable to such disclosure). The Board Observer may not record the proceedings of any meeting of the Board by means of an electronic recording device.

3.        The term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than (a) as a result of a disclosure by the Board Observer in violation of this Agreement or (b) in violation of a confidentiality obligation to the Kimbell Entities by a Permitted Recipient, (ii) is or becomes available to the Board Observer or any of the Purchasers on a non-confidential basis from a source not known to have an obligation of confidentiality to the Kimbell Entities, (iii) was already known to the Board Observer or the Permitted Recipient at the time of disclosure, or (iv) is independently developed by the Board Observer or the Permitted Recipient without reference to any Confidential Information disclosed to the Board Observer.

4.        In the event that the Board Observer is required or compelled by statute, rule, regulation, arbitral or judicial process or otherwise requested by any governmental authority to disclose the Confidential Information, the Board Observer shall use commercially reasonable efforts, to the extent permitted and practicable, to provide the Kimbell Entities with prompt prior written notice of such requirement so that the Kimbell Entities may seek, at such entities sole expense and cost, an appropriate protective order. If in the absence of a protective order, the Board Observer is nonetheless legally required or compelled to disclose Confidential Information, the Board Observer may disclose only the portion of the Confidential Information or other information that it is so legally required or compelled or requested to disclose.

5.        All Confidential Information disclosed by the Kimbell Entities or their Representatives to the Board Observer is and will remain the property of the Kimbell Entities, so long as such information remains Confidential Information.

6.        It is understood and acknowledged that neither the Kimbell Entities nor any Representative makes any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof.

7.        It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by the Board Observer and that the Kimbell Entities shall be entitled to seek specific performance or any other appropriate form of equitable relief as a remedy for any such breach in addition to the remedies available to the Kimbell Entities at law.

Annex A - 2

8.        This Agreement is personal to the Board Observer, is not assignable by the Board Observer and may be modified or waived only in writing. This Agreement is binding upon the parties hereto and their respective successors and assigns and inures to the benefit of the parties hereto and their respective successors and assigns.

9.        If any provision of this Agreement is not enforceable in whole or in part, the remaining provisions of this Agreement will not be affected thereby. No failure or delay in exercising any right, power or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

10.        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. Each of the Parties agrees (i) that this Agreement involves at least $100,000.00, and (ii) that this Agreement has been entered into by the Parties in express reliance upon 6 Del. C. §2708. Each of the Parties hereby irrevocably and unconditionally agrees (1) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (2)(A) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal processes and notify the other Parties of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (2)(A) or (B) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware.

11.       This Agreement and all obligations herein will automatically expire two (2) years after the date the Board Observer ceases to act as Board Observer.

12.        This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission constitutes effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement. Signatures of the parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for any purpose whatsoever.

[Signature Page Follows]

Annex A - 3

Very truly yours,

[ ]

Agreed to and Accepted, effective as of the

day of       , 20      :

[NAME OF OBSERVER/ALTERNATE]

Annex A - 4